UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 28, 2011, Hanesbrands Inc. (“Hanesbrands”) delivered a notice of redemption to holders of its Floating Rate Senior Notes due 2014 (the “Floating Rate Notes”), issued pursuant to the indenture, dated as of December 14, 2006 (as amended and supplemented, the “Indenture”) by and among Hanesbrands, the subsidiary guarantors named therein, and Branch Banking and Trust Company, as trustee. The notice indicated that Hanesbrands intends to redeem $200 million aggregate principal amount of Floating Rate Notes on December 28, 2011 (the “Redemption Date”).

Such Floating Rate Notes will be redeemed at a redemption price of 100.0% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date in accordance with the provisions of the Indenture. Following the Redemption Date, $290,735,000 aggregate principal amount of Floating Rate Notes (exclusive of Floating Rate Notes previously repurchased by Hanesbrands but not retired) will remain outstanding.

Statements in this Current Report on Form 8-K that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the proposed offering of securities and the anticipated use of proceeds therefrom. These forward-looking statements are made only as of the date of this report and are based on Hanesbrands’ current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the risks identified from time to time in Hanesbrands’ most recent Securities and Exchange Commission reports, including the 2009 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, registration statements, press releases and other communications. Hanesbrands undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, other than as required by law.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press release dated November 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 29, 2011		HANESBRANDS INC.

	By:	/s/ Richard D. Moss
Richard D. Moss
Chief Financial Officer

Exhibits

99.1	Press release dated November 29, 2011